Exhibit 10.1

REASSIGNMENT NO. 19 OF RECEIVABLES, dated as of May 4, 2011, by and between CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America (the “Bank”), and BNY MELLON TRUST OF DELAWARE, a banking corporation organized under the laws of the State of Delaware, as Trustee (the “Trustee”) of the First USA Credit Card Master Trust (the “Trust”), pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Third Amended and Restated Pooling and Servicing Agreement, dated as of December 19, 2007, by and between the Bank, as Transferor and Servicer, and the Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”), and as indicated in the notice dated April 20, 2011 from the Bank to the Trustee (the “Notice”), the Bank wishes to remove all Receivables from certain designated Accounts of the Bank specified on Schedule 1 hereto (the “Removed Accounts”) and to cause the Trustee, on behalf of the Trust, to reconvey hereby the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Bank (as each such term is defined in the Pooling and Servicing Agreement), as more fully described herein; and

WHEREAS, the Trustee, on behalf of the Trust, is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

NOW THEREFORE, the Bank and the Trustee, on behalf of the Trust, hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Cut-Off Date” shall mean, with respect to the Removed Accounts, March 31, 2011.

“Removal Date” shall mean, with respect to the Removed Accounts, May 4, 2011.

“Removal Notice Date” shall mean, with respect to the Removed Accounts designated hereby, April 20, 2011 (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

2. Designation of Removed Accounts. The Bank shall deliver to the Trustee, not later than five Business Days after the Removal Date, a true and complete list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between the Transferor and the Trustee) of each VISA® and MasterCard®

account, which as of the Removal Date shall be deemed to be a Removed Account, each such account being identified by account number and by the aggregate amount of Receivables in such account as of the close of business on the Removal Cut-Off Date. Such list shall be marked as Schedule 1 to this Reassignment and shall, as of the Removal Date, modify and amend and be incorporated into and made a part of this Reassignment and the Pooling and Servicing Agreement.

3. Conveyance of Receivables. The Trustee, on behalf of the Trust, does hereby reconvey to the Bank, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) of such Receivables.

4. Representations and Warranties of the Bank. The Bank hereby represents and warrants to the Trustee on behalf of the Trust as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Required Transferor Interest. The removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or the Transferor Interest to be an amount less than zero;

(c) Selection Procedures. No selection procedures believed by the Bank to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust and (I) a random selection procedure was used by the Bank in selecting the Removed Accounts and only one such removal of randomly selected Accounts shall occur in the then current Monthly Period, (II) the Removed Accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the Accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (III) the Removed Accounts were selected using another method that will not preclude transfers of Receivables to the Trust from being accounted for as sales under generally accepted accounting principles or prevent the Trust from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140.

5. Representations and Warranties of the Trustee. Since the date of the transfer by the Bank under the Pooling and Servicing Agreement, the Trustee has not sold, transferred or encumbered any Receivable in any Removed Account or any interest therein.

6. Conditions Precedent. The reassignment hereunder of the Receivables in the Removed Accounts and the amendment of the Pooling and Servicing Agreement set forth in Section 7 hereof are each subject to the satisfaction of the conditions set forth in Section 2.07 of the Pooling and Servicing Agreement on or prior to the dates specified in Section 2.07, except to the extent any such conditions have not been waived. For purposes of Section 2.07 of the Pooling and Servicing Agreement, “Removal Notice Date” shall have the meaning specified in Section 1 hereof.

7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

8. Counterparts. This Reassignment may be executed in multiple counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Authorization. The Trustee, at the Transferor’s direction, hereby authorizes Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to file any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Skadden may determine, in its sole discretion, are necessary or advisable to perfect the conveyance to the Bank pursuant to Section 3 hereof. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Skadden may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Bank in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor

By:	/s/ Keith W. Schuck
Name: Keith W. Schuck
Title: President

BNY MELLON TRUST OF DELAWARE, as Trustee of First USA Credit Card Master Trust

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

Acknowledged by:

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Keith W. Schuck
Name: Keith W. Schuck
Title: President

First USA Credit Card Master Trust

Reassignment No. 19 of Receivables

Schedule 1

to Reassignment

No. 19 of Receivables

REMOVED ACCOUNTS

[Delivered to the Trustee]